Exhibit 99.1

GRUBHUB REPORTS RECORD FIRST QUARTER RESULTS

Grubhub generates 39% revenue growth in the first quarter

CHICAGO, Apr. 27, 2017 – Grubhub Inc. (NYSE: GRUB), the nation’s leading takeout marketplace, today announced financial results for the first quarter ended March 31, 2017. DAGs grew 21% year-over-year, and the Company posted quarterly revenues of $156.1 million, which is a 39% year-over-year increase from $112.2 million in the first quarter of 2016.

“More new diners tried Grubhub than ever before in the first quarter.  We are seeing clear signs of success from a more diverse restaurant base, broader marketing reach, and continuous improvement of our product,” said Matt Maloney, Grubhub CEO.  “We already had the most comprehensive takeout marketplace in the U.S., and delivery has enabled our restaurant network to grow significantly in both breadth and depth, making Grubhub the place to go for online takeout.”

First Quarter 2017 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2017, as compared to the same period in 2016.

First Quarter Financial Highlights

•	Revenues: $156.1 million, a 39% year-over-year increase from $112.2 million in the first quarter of 2016.
•	Net Income: $17.7 million, or $0.20 per diluted share, a 78% year-over-year increase from $9.9 million, or $0.12 per diluted share, in the first quarter of 2016.
•	Non-GAAP Adjusted EBITDA: $42.7 million, a 32% year-over-year increase from $32.4 million in the first quarter of 2016.
•	Non-GAAP Net Income: $25.1 million, or $0.29 per diluted share, a 46% year-over-year increase from $17.2 million, or $0.20 per diluted share, in the first quarter of 2016.

First Quarter Key Business Metrics Highlights

•	Active Diners were 8.75 million, a 26% year-over-year increase from 6.97 million Active Diners in the first quarter of 2016.
•	Daily Average Grubs (DAGs) were 324,600, a 21% year-over-year increase from 267,800 Daily Average Grubs in the first quarter of 2016.
•	Gross Food Sales were $898 million, a 26% year-over-year increase from $713 million in the first quarter of 2016.

“Grubhub’s growth on both sides of our network helped drive DAGs growth of 21% and EBITDA growth of 32% compared to the prior year,” said Adam DeWitt, Grubhub CFO.  “We generated significant operating leverage, in part due to our continued improvement in delivery efficiency.  As a result, EBITDA per order was up 10% year over year to $1.46, even while we invested aggressively in product and marketing to drive future growth.”

Second Quarter and Full Year 2017 Guidance

Based on information available as of April 27, 2017, the Company is providing the following financial guidance for the second quarter and full year of 2017:

	Second Quarter 2017	Full Year 2017
(in millions)
Expected Revenue range	$153 - $161	$632 - $662
Expected Adjusted EBITDA range	$38 - $44	$170 - $190

First Quarter 2017 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the first quarter 2017 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until May 11, 2017.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the most comprehensive network of restaurant partners and largest active diner base. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 50,000 restaurant partners in over 1,100 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus, MenuPages, LAbite, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of Grubhub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on Feb. 28, 2017, which is on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended Mar. 31, 2017, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$156,134	$112,240
Costs and expenses:
Sales and marketing	35,438	28,833
Operations and support	59,519	34,987
Technology (exclusive of amortization)	13,192	10,192
General and administrative	12,960	13,589
Depreciation and amortization	10,040	7,308
Total costs and expenses	131,149	94,909
Income before provision for income taxes	24,985	17,331
Provision for income taxes	7,270	7,398
Net income attributable to common stockholders	$17,715	$9,933
Net income per share attributable to common stockholders:
Basic	$0.21	$0.12
Diluted	$0.20	$0.12
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	85,874	84,710
Diluted	87,120	85,699

KEY OPERATING METRICS

	Three Months Ended March 31,
	2017	2016
Active Diners (000s)	8,751	6,970
Daily Average Grubs	324,600	267,800
Gross Food Sales (millions)	$898.1	$712.8

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$275,037	$239,528
Short term investments	86,235	84,091
Accounts receivable, less allowances for doubtful accounts	62,400	60,550
Prepaid expenses	9,245	12,168
Total current assets	432,917	396,337
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	51,579	46,555
OTHER ASSETS:
Other assets	4,316	4,530
Goodwill	436,455	436,455
Acquired intangible assets, net of amortization	313,357	313,630
Total other assets	754,128	754,615
TOTAL ASSETS	$1,238,624	$1,197,507
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$94,660	$83,349
Accounts payable	10,030	7,590
Accrued payroll	5,805	7,338
Taxes payable	3,062	865
Other accruals	18,950	11,348
Total current liabilities	132,507	110,490
LONG TERM LIABILITIES:
Deferred taxes, non-current	100,631	108,022
Other accruals	6,898	6,876
Total long term liabilities	107,529	114,898
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,971)	(2,078)
Additional paid-in capital	811,727	805,731
Retained earnings	188,823	168,457
Total Stockholders’ Equity	$998,588	$972,119
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,238,624	$1,197,507

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,715	$9,933
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,412	1,344
Provision for doubtful accounts	95	443
Deferred taxes	(4,741)	(3,321)
Amortization of intangible assets	7,628	5,964
Stock-based compensation	7,243	6,901
Deferred rent	58	135
Other	(110)	(109)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(1,721)	(9,956)
Prepaid expenses and other assets	2,957	(136)
Restaurant food liability	11,297	10,081
Accounts payable	483	(5,434)
Accrued payroll	(1,534)	(1,034)
Other accruals	9,808	3,855
Net cash provided by operating activities	51,590	18,666
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(57,783)	(56,227)
Proceeds from maturity of investments	55,833	76,615
Capitalized website and development costs	(4,150)	(2,331)
Purchases of property and equipment	(3,056)	(3,259)
Acquisition of other intangible assets	(5,000)	(250)
Other cash flows from investing activities	91	(173)
Net cash provided by (used in) investing activities	(14,065)	14,375
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	—	(9,771)
Proceeds from exercise of stock options	1,584	1,012
Excess tax benefits related to stock-based compensation	—	10,610
Taxes paid related to net settlement of stock-based compensation awards	(3,688)	(682)
Net cash provided by (used in) financing activities	(2,104)	1,169
Net change in cash and cash equivalents	35,421	34,210
Effect of exchange rates on cash	88	(191)
Cash and cash equivalents at beginning of year	239,528	169,293
Cash and cash equivalents at end of the period	$275,037	$203,312

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net income	$17,715	$9,933
Income taxes	7,270	7,398
Depreciation and amortization	10,040	7,308
EBITDA	35,025	24,639
Acquisition and restructuring costs	409	831
Stock-based compensation	7,243	6,901
Adjusted EBITDA	$42,677	$32,371

	Three Months Ended March 31,
	2017	2016
Net income	$17,715	$9,933
Stock-based compensation	7,243	6,901
Amortization of acquired intangible assets	5,273	5,045
Acquisition and restructuring costs	409	831
Income tax adjustments	(5,519)	(5,469)
Non-GAAP net income	$25,121	$17,241
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	87,120	85,699
Non-GAAP net income per diluted share attributable to common stockholders	$0.29	$0.20

	Guidance
	Three Months Ended June 30, 2017		Year Ended December 31, 2017
	Low	High	Low	High
	(in millions)
Net income	$11.6	$15.2	$57.2	$69.1
Income taxes	7.9	10.3	38.9	47.0
Depreciation and amortization	10.5	10.5	42.5	42.5
EBITDA	30.0	36.0	138.6	158.6
Acquisition and restructuring costs	—	—	0.4	0.4
Stock-based compensation	8.0	8.0	31.0	31.0
Adjusted EBITDA	$38.0	$44.0	$170.0	$190.0